EXHIBIT 99.1

MMC REPORTS FOURTH QUARTER AND YEAR-END RESULTS

NEW YORK, NEW YORK, February 14, 2006—Marsh & McLennan Companies, Inc. (MMC) today reported financial results for the quarter and year ended December 31, 2005. Marsh’s U.S. wholesale broking operations and Sedgwick Claims Management Services, sold in October 2005 and January 2006, respectively, are shown in MMC’s financial results as discontinued operations.

In the fourth quarter, consolidated revenues were $2.8 billion, a 2 percent decline from the fourth quarter of 2004. Net income was $35 million, or $.06 per share, compared with a net loss of $680 million, or $1.29 per share, in the fourth quarter of 2004. Income from continuing operations was $17 million, or $.03 per share, compared with a net loss of $683 million, or $1.29 per share, in the fourth quarter of 2004. Excluding noteworthy items and stock option expense described in the attached supplemental schedules, earnings per share from net income in the fourth quarter of 2005 was $.28, compared with $.26 in the same period of 2004.

Full-year consolidated revenues were $11.7 billion, compared with $11.8 billion in 2004. Net income for the full year was $404 million, or $.74 per share, compared with $176 million, or $.33 per share, in 2004. Income from continuing operations was $369 million, or $.67 per share, compared with $154 million, or $.29 per share, in 2004. Excluding noteworthy items and stock option expense, earnings per share for the full year from net income was $1.57, compared with $2.38 in 2004. The accompanying supplemental schedules give effect to discontinued operations and segment reclassifications. Quarterly trends are shown on pages 13, 15, and 16.

Michael G. Cherkasky, president and chief executive officer of MMC, said: “Two thousand five was a challenging year for MMC. We did what we critically needed to do. We stabilized MMC; we preserved our great brands—Marsh, Mercer, Putnam, Kroll, and Guy Carpenter; and we overwhelmingly retained our clients and employees. MMC is a much stronger company today than it was a year ago. Marsh had better client and staff retention and better profitability in the fourth quarter than in the previous quarters of 2005. We expect those trends to continue in 2006. Mercer Human Resource Consulting, Mercer Specialty Consulting, and Kroll grew revenues and are positioned for increased profitability in 2006, as is Guy Carpenter. Putnam continues to reduce its net outflows as it slowly but steadily completes its turnaround. MMC is headed in the right direction.”

Risk and Insurance Services

The improved business tone at Marsh is apparent in fourth quarter results. Both worldwide and North American client retention rates improved meaningfully from what has been reported throughout the year. Underlying revenues, excluding market services revenues, declined 2 percent, also a marked improvement from previous quarters. These results were achieved despite continued premium rate declines in the commercial insurance marketplace, particularly in Europe.

Guy Carpenter’s revenues in the fourth quarter were $155 million, unchanged from the same period of 2004. While not reflected in 2005 results, January 2006 renewals showed premium rate increases in property catastrophe coverage.

Revenues from Marsh & McLennan Risk Capital Holdings were $27 million, reflecting lower sales of equity investments. This was a marked decline not only from the $58 million of revenues in the fourth quarter of 2004 but also from the first three quarters of 2005.

Total risk and insurance services revenues declined 7 percent to $1.3 billion in the fourth quarter. The decline was primarily due to the year-over-year effect of market services revenues, the reduced sales of equity investments, and foreign currency translation. These results exclude strong revenue growth by Sedgwick Claims Management Services, which previously had been included in related insurance services but is now reflected in discontinued operations.

Risk Consulting and Technology

Kroll continued to produce strong revenue growth in the fourth quarter. Revenues increased 14 percent to $230 million from $201 million, or 18 percent on an underlying basis, led by strong growth in corporate advisory and restructuring, background screening, and technology services. In Kroll’s first full year of operations as part of MMC, revenues were $946 million, and operating income was $124 million.

Consulting

Mercer’s total revenues increased 6 percent in the fourth quarter to $966 million. Specialty consulting produced excellent results, with revenues increasing 16 percent to $248 million, compared with the fourth quarter of 2004. Mercer Oliver Wyman and Mercer’s strategy and operations consulting businesses fueled this performance, continuing a pattern of strong growth throughout 2005. Mercer Human Resource Consulting reported a 2 percent increase in quarterly revenues to $664 million. Underlying growth of 3 percent reflected solid results in retirement and human capital consulting and overall strength in international operations.

Investment Management

Putnam’s revenues in the fourth quarter declined 12 percent to $360 million, in line with the year-over-year decline in average assets under management, which were $188 billion, compared with $211 billion in the fourth quarter of 2004. Net redemptions in the quarter were $6.4 billion. Total assets under management on December 31, 2005 were $189 billion, comprising $126 billion of mutual fund assets and $63 billion of institutional assets.

Other Items

The 2005 restructuring program resulted in savings of $160 million in the year, with the remaining $215 million of the total annualized savings of $375 million to occur in 2006, all in risk and insurance services. Restructuring-related costs totaled $320 million in 2005, and the remaining $50 million is anticipated in the first half of 2006.

Fourth quarter results also include expenses of $40 million in connection with certain litigation and related matters.

MMC’s net debt (total debt less cash and cash equivalents) was $3.5 billion at year-end, reflecting a decline of approximately $250 million in the fourth quarter and $430 million for the full year, driven primarily by strong operating cash flows. In addition, the company made discretionary cash contributions of $235 million to its U.K. pension plans, bringing aggregate discretionary pension contributions in the United States and the United Kingdom to $440 million for the full year.

In the fourth quarter of 2005, MMC entered into a new five-year revolving credit agreement in the amount of $1.2 billion. MMC also repatriated $585 million of accumulated international earnings at a favorable tax rate pursuant to the American Jobs Creation Act of 2004. To fund the repatriation, certain MMC international subsidiaries incurred borrowings under the new credit facility, which increased both cash and debt levels at the end of 2005.

The combined annualized revenues from Marsh’s U.S. wholesale broking operations, Crump Group, and Sedgwick Claims Management Services were approximately $470 million in 2005 and $400 million in 2004. The results of these operations, including the after-tax net gain on the sale of Crump, have been reflected as discontinued operations. The gain on the sale of Sedgwick Claims Management Services will be reflected in the first quarter of 2006.

Conference Call

A conference call to discuss fourth quarter and year-end 2005 results will be held today at 10:00 a.m. Eastern Standard Time. To participate in the teleconference, please dial (888) 208-1812 or (719) 457-2654 (international). The access code for both numbers is 4446190. The audio webcast (which will be listen-only) may be accessed at www.mmc.com. A replay of the webcast will be available beginning approximately two hours after the event at the same web address.

MMC is a global professional services firm with annual revenues of approximately $12 billion. It is the parent company of Marsh, the world's leading risk and insurance services firm; Guy Carpenter, the world’s leading risk and reinsurance specialist; Kroll, the world’s leading risk consulting company; Mercer, a major global provider of human resource and specialty consulting services; and Putnam Investments, one of the largest investment management companies in the United States. Approximately 55,000 employees provide analysis, advice, and transactional capabilities to clients in over 100 countries. Its stock (ticker symbol: MMC) is listed on the New York, Chicago, Pacific, and London stock exchanges. MMC's website address is www.mmc.com.

This press release contains “forward-looking statements,” as defined in the Private Securities Litigation Reform Act of 1995. These statements, which use words like “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “project” and similar terms, express management’s current views concerning future events or results. For example, we may use forward-looking statements when addressing topics such as: future actions by our management or regulators; the outcome of contingencies; changes in our business strategy; changes in our business practices and methods of generating revenue; the development and performance of our services and products; market and industry conditions, including competitive and pricing trends; changes in the composition or level of MMC’s revenues; our cost structure; the impact of acquisitions and dispositions; and MMC’s cash flow and liquidity.

Forward-looking statements are subject to inherent risks and uncertainties. Factors that could cause actual results to differ materially from those expressed or implied in our forward-looking statements include:

•

the economic and reputational impact of: litigation and regulatory proceedings brought by federal and state regulators and law enforcement authorities concerning our insurance and reinsurance brokerage operations and our investment management operations (including the complaint filed in October 2004 by the New York Attorney General’s office relating to market service agreements and other matters, and proceedings relating to market-timing matters at Putnam); and class actions, derivative actions and individual suits filed by policyholders and shareholders in connection with the foregoing;

•	the extent to which we are able to replace the revenues we previously derived from contingent commissions, which we eliminated in late 2004;
•	our ability to retain existing clients and attract new business, particularly in our risk and insurance services segment, and our ability to continue employment of key revenue producers and managers;
•	period-to-period revenue fluctuations relating to the net effect of new and lost business production and the timing of policy inception dates;
•	the impact on our commission revenues of changes in the availability of, and the premiums insurance carriers charge for, insurance products;
•

the actual and relative investment performance of Putnam’s mutual funds and institutional and other advisory accounts, and the extent to which Putnam reverses its recent net redemption experience, increases assets under management and maintains management and administrative fees at historical levels;

•	our ability to implement our restructuring initiatives and otherwise reduce expenses;
•

our ability to execute our strategy of operating as “one company,” which includes employing technology-based business processes across our organization, creating proprietary processes based on enterprise-wide intellectual capital, and cross-selling to clients throughout MMC’s businesses;

•	the impact of competition, including with respect to pricing and the emergence of new competitors;
•	the impact of increasing focus by regulators, clients and others on potential conflicts of interest;

•	changes in the value of MMC’s investments in individual companies and investment funds;
•	our ability to make strategic acquisitions and to integrate, and realize expected synergies, savings or strategic benefits from, acquired businesses;
•

our ability to meet our financing needs by generating cash from operations and accessing external financing sources, including the potential impact of rating agency actions on our cost of financing or ability to borrow;

•	the impact on our operating results of foreign exchange fluctuations; and
•	changes in the tax or accounting treatment of our operations, and the impact of other legislation and regulation in the jurisdictions in which we operate.

Forward-looking statements speak only as of the date on which they are made, and MMC undertakes no obligation to update any such statement to reflect events or circumstances after the date on which it is made. Further information concerning MMC and its businesses, including information about factors that could materially affect our results of operations and financial position, is contained in MMC’s filings with the Securities and Exchange Commission.

MMC and its operating companies use their websites to convey meaningful information about their businesses, including the anticipated release of quarterly financial results and the posting of updates of assets under management at Putnam. Monthly updates of total assets under management at Putnam will be posted to the MMC website the first business day following the end of each month. Putnam posts mutual fund and performance data to its website regularly. Assets for most Putnam retail mutual funds are posted approximately two weeks after each month-end. Mutual fund net asset value (NAV) is posted daily. Historical performance and Lipper rankings are also provided. Investors can link to MMC and its operating company websites through www.mmc.com.

Marsh & McLennan Companies, Inc. Consolidated Statements of Income (In millions, except per share figures) (Unaudited)
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2005	2004	2005	2004
Revenue:
Service Revenue	$ 2,799	$ 2,823	$ 11,469	$ 11,561
Investment Income (Loss)	27	57	183	200

Total Revenue	2,826	2,880	11,652	11,761

Expense:
Compensation and Benefits	1,597	1,692	6,945	6,456
Other Operating Expenses	1,074	1,378	3,811	3,736
Regulatory and Other Settlements	40	702	40	969

Total Expense	2,711	3,772	10,796	11,161

Operating Income (Loss)	115	(892)	856	600
Interest Income	14	6	47	21
Interest Expense	(79)	(66)	(332)	(219)

Income (Loss) Before Income Taxes and Minority Interest Expense	50	(952)	571	402

Income Taxes	29	(271)	192	240

Minority Interest Expense, Net of Tax	4	2	10	8

Income (Loss) From Continuing Operations	17	(683)	369	154
Discontinued Operations, Net of Tax	18	3	35	22

Net Income (Loss)	$ 35	$ (680)	$ 404	$ 176

Basic Income Per Share - Continuing Operations	$ 0.03	$ (1.29)	$ 0.69	$ 0.29

Net Income (Loss)	$ 0.06	$ (1.29)	$ 0.75	$ 0.33

Diluted Income Per Share - Continuing Operations	$ 0.03	$ (1.29)	$ 0.67	$ 0.29

Net Income (Loss)	$ 0.06	$ (1.29)	$ 0.74	$ 0.33

Average Number of Shares Outstanding- Basic	546	529	538	526

Diluted	555	529	543	535

Marsh & McLennan Companies, Inc. Supplemental Information - Revenue Analysis Three Months Ended (Millions) (Unaudited)
Segment Reclassifications and Discontinued Operations

During the fourth quarter of 2005, MMC implemented several organizational changes that affected MMC's reportable segments. The data presented below reflects the transfer of Marsh's employee benefit business in the United Kingdom from Insurance Services to Human Resource Consulting. The business continuity management, mass tort and complex liability management, and data services for the management of insurance, claims and legal data businesses of Risk Consulting & Technology were transferred to Insurance Services.

MMC's U.S. wholesale broking operations and its claims management business were classified as discontinued operations and are not reflected in the revenue information presented below. Prior year information has been reclassified accordingly.

				Components of Revenue Change
	Three Months Ended December 31,		%Change GAAP	Currency	Acquisitions/ Dispositions	Underlying	Underlying Revenue excluding
	2005	2004	Revenue	Impact	Impact	Revenue	MSA Impact
Risk and Insurance Services
Insurance Services	$ 1,135	$1,196	(5)%	(1)%	1%	(5)%	(2)%
Reinsurance Services	155	156	--	--	--	--
Risk Capital Holdings	27	58	(53)%	--	(6)%	(47)%

Total Risk and Insurance Services	1,317	1,410	(7)%	(1)%	--	(6)%	(3)%

Risk Consulting & Technology	230	201	14%	(2)%	(2)%	18%

Consulting
Human Resource Consulting	664	648	2%	(2)%	1%	3%	3%
Specialty Consulting	248	215	16%	(2)%	--	18%

	912	863	6%	(2)%	1%	7%	7%
Reimbursed Expenses	54	45

Total Consulting	966	908	6%	(2)%	1%	7%	7%

Investment Management	360	411	(12)%	--	--	(12)%

Total Operating Segments	2,873	2,930	(2)%	(1)%	--	(1)%	--
Corporate Eliminations	(47)	(50)

Total Revenue	$ 2,826	$ 2,880	(2)%	(1)%	--	(1)%	--

Notes

Underlying revenue measures the change in revenue, before the impact of acquisitions and dispositions, using consistent currency exchange rates. Underlying revenue for Insurance Services decreased 5% in the fourth quarter, including a 3% decline related to market services agreements; and for the Risk and Insurance Services segment underlying revenue decreased 6% in the fourth quarter, including a 3% decline related to market services agreements.

Effective October 1, 2004 MMC agreed to eliminate contingent compensation agreements with insurers. Results for the fourth quarter of 2005 include market services revenue of $30 million related to collections of amounts earned on placements made prior to October 1, 2004, which had not previously been accrued.

Interest income on fiduciary funds amounted to $37 million and $36 million for the three months ended December 31, 2005 and 2004, respectively.

Revenue includes investment income (loss) of $29 million and $49 million for Risk and Insurance Services and $(2) million and $8 million for Investment Management for the three months ended December 31, 2005 and 2004, respectively.

Risk Capital Holdings owns MMC's investments in insurance and financial services firms such as Ace Ltd., XL Capital Ltd. and Axis Capital Holdings Ltd. as well as the Trident Funds.

Marsh & McLennan Companies, Inc. Supplemental Information - Revenue Analysis Twelve Months Ended (Millions) (Unaudited)
Segment Reclassifications and Discontinued Operations

During the fourth quarter of 2005, MMC implemented several organizational changes that affected MMC's reportable segments. The data presented below reflects the transfer of Marsh's employee benefit business in the United Kingdom from Insurance Services to Human Resource Consulting. The business continuity management, mass tort and complex liability management, and data services for the management of insurance, claims and legal data businesses of Risk Consulting & Technology were transferred to Insurance Services.

MMC's U.S. wholesale broking operations and its claims management business were classified as discontinued operations and are not reflected in the revenue information presented below. Prior year information has been reclassified accordingly.

				Components of Revenue Change
	Twelve Months Ended December 31,		%Change GAAP	Currency	Acquisitions/ Dispositions	Underlying	Underlying Revenue excluding
	2005	2004	Revenue	Impact	Impact	Revenue	MSA Impact
Risk and Insurance Services
Insurance Services	$ 4,567	$ 5,166	(12)%	1%	--	(13)%	(6)%
Reinsurance Services	836	859	(3)%	1%	--	(4)%
Risk Capital Holdings	189	180	5%	--	(8)%	13%

Total Risk and Insurance Services	5,592	6,205	(10)%	1%	--	(11)%	(5)%

Risk Consulting & Technology	946	405	133%	(1)%	113%	21%

Consulting
Human Resource Consulting	2,708	2,704	--	1%	--	(1)%	(1)%
Specialty Consulting	909	774	17%	--	1%	16%

	3,617	3,478	4%	1%	--	3%	3%
Reimbursed Expenses	185	159

Total Consulting	3,802	3,637	4%	1%	--	3%	3%

Investment Management	1,506	1,710	(12)%	--	--	(12)%

Total Operating Segments	11,846	11,957	(1)%	1%	4%	(6)%	(3)%
Corporate Eliminations	(194)	(196)

Total Revenue	$ 11,652	$ 11,761	(1)%	1%	4%	(6)%	(3)%

Notes

Underlying revenue measures the change in revenue, before the impact of acquisitions and dispositions, using consistent currency exchange rates. Underlying revenue for Insurance Services decreased 13% for the twelve months, including a 7% decline related to market services agreements; and for the Risk and Insurance Services segment underlying revenue decreased 11% for the twelve months, including a 6% decline related to market services agreements.

Effective October 1, 2004 MMC agreed to eliminate contingent compensation agreements with insurers. Results for 2005 include market services revenue of $124 million related to collections of amounts earned on placements made prior to October 1, 2004, which had not previously been accrued.

Interest income on fiduciary funds amounted to $151 million and $130 million for the twelve months ended December 31, 2005 and 2004, respectively.

Revenue includes investment income (loss) of $180 million and $149 million for Risk and Insurance Services and $3 million and $51 million for Investment Management for the twelve months ended December 31, 2005 and 2004, respectively.

Risk Capital Holdings owns MMC's investments in insurance and financial services firms such as Ace Ltd., XL Capital Ltd. and Axis Capital Holdings Ltd. as well as the Trident Funds.

Marsh & McLennan Companies, Inc. Supplemental Information - Continuing Operations (Millions) (Unaudited)
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2005	2004	2005	2004
Operating Income (Loss):
Risk and Insurance Services	$ 62	$ (871)	$ 305	$ 84
Risk Consulting & Technology	15	22	124	48
Consulting	94	30	451	409
Investment Management	59	(31)	263	98
Corporate (a)	(115)	(42)	(287)	(39)

	$ 115	$ (892)	$ 856	$ 600

Segment Operating Margins:
Risk and Insurance Services	4.7%	(61.8)%	5.5%	1.4%
Risk Consulting & Technology	6.5%	10.9%	13.1%	11.9%
Consulting	9.7%	3.3%	11.9%	11.2%
Investment Management	16.4%	(7.5)%	17.5%	5.7%
Consolidated Operating Margin	4.1%	(31.0)%	7.3%	5.1%
Pretax Margin	1.8%	(33.1)%	4.9%	3.4%
Effective Tax Rate (b)	58.0%	28.5%	33.7%	59.7%
Shares Outstanding at End of Period	546	527
Potential Minority Interest Associated with the Putnam
Equity Partnership Plan Net of Dividend Equivalent
Expense Related to MMC Common Stock Equivalents	$ 3	$ -	$ 4	$ (2)

(a) Effective July 1, 2005, MMC adopted SFAS 123 (R), Share-Based Payment, using the modified prospective method of adoption. Incremental expenses of $33 million and $64 million, respectively, primarily related to stock options, are included in Corporate expenses for the three months and twelve months ended December 31, 2005.

(b) The effective tax rate for the three months ended December 31, 2005 reflects lower tax benefits on restructuring costs, employee retention costs, settlement costs and stock option expense, and the impact of increasing the full year effective tax rate on ongoing operations to 34.2%. The effective tax rate for the three months ended December 31, 2004 reflects non-deductible settlement charges at Putnam.

Marsh & McLennan Companies, Inc. Reconciliation of Non-GAAP Measures Three and Twelve Months Ended December 31, 2005 (Millions) (Unaudited)
NON-GAAP MEASURES: The amounts shown below in Operating Income As Adjusted and Operating Income Margin As Adjusted are non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. Because a number of noteworthy items impacted operating income and interest expense in 2005, MMC believes that the supplemental non-GAAP financial measures presented below may help investors and other users of MMC's financial information to understand aspects of MMC's operating income and net income that may not be apparent from MMC's reported GAAP results. Certain industry peers provide similar supplemental information, although they may not use the same or comparable terminology and may not make identical adjustments. The non-GAAP financial measures presented below are not a substitute for MMC's reported GAAP information.

	Risk & Insurance Services (a)	Risk Consulting & Technology	Consulting (a)	Investment Management	Corporate & Eliminations	Total

Three Months Ended
Operating Income As Reported	$62	$15	$94	$ 59	$(115)	$ 115

Settlement and Other Costs (b)	-	-	-	10	30	40
Restructuring Charges	62	-	1	-	4	67
Incremental Regulatory and Compliance (c)	19	-	-	-	(2)	17
Employee Retention Awards	(10)	-	7	-	-	(3)
Other (d)	1	-	-	-	11	12
Stock Option Expense	-	-	-	-	33	33

Adjustments	72	-	8	10	76	166

Operating Income As Adjusted	$134	$15	$102	$69	$(39)	$ 281

Operating Income Margin As Adjusted	10.3%	6.5%	10.6%	19.2%	N/A	10.0%

Twelve Months Ended
Operating Income As Reported	$305	$124	$451	$ 263	$(287)	$ 856

Settlement and Other Costs	-	-	-	10	30	40
Restructuring Charges (e)	257	-	1	-	59	317
Incremental Regulatory and Compliance (c)	88	-	-	(12)	(26)	50
Estimated Mutual Fund Reimbursement (f)	-	-	-	35	-	35
Employee Retention Awards	78	-	37	-	-	115
Other (d)	12	-	-	4	9	25
Stock Option Expense	-	-	-	-	64	64

Adjustments	435	-	38	37	136	646

Operating Income As Adjusted	$740	$124	$489	$300	$(151)	$ 1,502

Operating Income Margin As Adjusted	13.3%	13.1%	12.9%	19.9%	N/A	12.9%

Reconciliation of the Impact of Non-GAAP Measures on Net Income and Diluted Earnings Per Share

	Three Months Ended		Twelve Months Ended
Income From Continuing Operations, As Reported		$17		$369
Adjustments	$166		$646
Interest Expense Adjustment (g)	7		41
Tax Effect	(54)		(237)

		119		450

Income From Continuing Operations, As Adjusted		$136		$819
Discontinued Operations, Net of Tax		18		35

Net Income, As Adjusted		$154		$854

Diluted Earnings Per Share From Continuing Operations, As Adjusted		$0.25		$1.51

Diluted Earnings Per Share From Net Income, As Adjusted		$0.28		$1.57

Please see Notes to the Reconciliation of Non-GAAP Measures on Page 14.

Marsh & McLennan Companies, Inc. Reconciliation of Non-GAAP Measures Three and Twelve Months Ended December 31, 2004 (Millions) (Unaudited)

NON-GAAP MEASURES: The amounts shown below in Operating Income As Adjusted and Operating Income Margin As Adjusted are non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. Because a number of noteworthy items impacted operating income in 2004, MMC believes that the supplemental non-GAAP financial measures presented below may help investors and other users of MMC's financial information to understand aspects of MMC's operating income and net income that may not be apparent from MMC's reported GAAP results. Certain industry peers provide similar supplemental information, although they may not use the same or comparable terminology and may not make identical adjustments. The non-GAAP financial measures presented below are not a substitute for MMC's reported GAAP information.

	Risk & Insurance Services(h)	Risk Consulting & Technology	Consulting (h)	Investment Management	Corporate & Eliminations	Total

Three Months Ended
Operating Income As Reported	$ (871)	$ 22	$ 30	$ (31)	$ (42)	$ (892)

Settlement and Other Costs (i)	634	-	-	84	-	718
Restructuring Charges	231	-	62	26	18	337
Servicing Obligation (j)	65	-	-	-	-	65
Severance	-	-	-	-	-	-
Incremental Regulatory and Compliance	15	-	-	7	-	22
Communications	-	-	-	1	1	2
Other	15	-	11	1	3	30

Adjustments	960	-	73	119	22	1,174

Operating Income As Adjusted	$ 89	$ 22	$ 103	$ 88	$ (20)	$ 282

Operating Income Margin As Adjusted	6.3%	10.9%	11.3%	21.4%	N/A	9.8%

Twelve Months Ended
Operating Income As Reported	$ 84	$ 48	$ 409	$ 98	$ (39)	$ 600

Settlement and Other Costs (i)	866	-	-	224	(105)	985
Restructuring Charges	231	-	62	26	18	337
Servicing Obligation (j)	65	-	-	-	-	65
Severance	40	-	11	57	-	108
Incremental Regulatory and Compliance	15	-	-	45	-	60
Executive Comp Credit	-	-	-	(25)	-	(25)
Gain on Sale of Italian Venture	-	-	-	(38)	-	(38)
Communications	-	-	-	16	1	17
Other	15	-	11	(3)	3	26

Adjustments	1,232	-	84	302	(83)	1,535

Operating Income As Adjusted	$1,316	$ 48	$ 493	$ 400	$ (122)	$2,135

Operating Income Margin As Adjusted	21.2%	11.9%	13.6%	23.9%	N/A	18.2%

Reconciliation of the Impact of Non-GAAP Measures on Net Income and Diluted Earnings Per Share

	Three Months Ended		Twelve Months Ended
Income From Continuing Operations, As Reported		$ (683)		$ 154
Adjustments	$1,174		$1,535
Tax Effect (k)	(355)		(438)

		819		1,097

Income From Continuing Operations, As Adjusted		$ 136		$1,251
Discontinued Operations, Net of Tax		3		22

Net Income, As Adjusted		$ 139		$1,273

Diluted Earnings Per Share From Continuing Operations, As Adjusted		$ 0.26		$ 2.34

Diluted Earnings Per Share From Net Income, As Adjusted		$ 0.26		$ 2.38

Please see Notes to the Reconciliation of Non-GAAP Measures on Page 14.

Marsh & McLennan Companies, Inc. Reconciliation of Non-GAAP Measures - Segment Reclassifications For the Three Months Ended March 31, June 30 and September 30, 2005 (Millions) (Unaudited)

NON-GAAP MEASURES: The amounts shown below in Operating Income As Adjusted and Operating Income Margin As Adjusted are non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. Because a number of noteworthy items impacted operating income and interest expense in 2005, MMC believes that the supplemental non-GAAP financial measures presented below may help investors and other users of MMC's financial information to understand aspects of MMC's operating income and net income that may not be apparent from MMC's reported GAAP results. Certain industry peers provide similar supplemental information, although they may not use the same or comparable terminology and may not make identical adjustments. The non-GAAP financial measures presented below are not a substitute for MMC's reported GAAP information.

MMC has reclassified prior period amounts to reflect organizational changes that affected MMC's reportable segments. The changes, noted on Page 9, are reflected in the tables below.

	Risk & Insurance Services	Risk Consulting & Technology	Consulting	Investment Management	Corporate & Eliminations	Total

March 31, 2005
Operating Income As Reported	$137	$37	$110	$50	$(73)	$261

Restructuring Charges	96	--	--	--	49	145
Incremental Regulatory and Compliance	43	--	--	--	(17)	26
Estimated Mutual Fund Reimbursement	--	--	--	30	--	30
Employee Retention Awards	15	--	10	--	--	25
Other	3	--	--	--	(3)	--

Adjustments	157	--	10	30	29	226

Operating Income As Adjusted	$294	$37	$120	$80	$(44)	$487

Operating Income Margin As Adjusted	18.6%	15.9%	13.0%	20.1%	N/A	15.9%

June 30, 2005
Operating Income As Reported	$86	$36	$130	$71	$(30)	$293

Restructuring Charges	48	--	--	--	5	53
Incremental Regulatory and Compliance	10	--	--	--	(2)	8
Estimated Mutual Fund Reimbursement	--	--	--	4	--	4
Employee Retention Awards	23	--	10	--	--	33
Other	7	--	--	--	--	7

Adjustments	88	--	10	4	3	105

Operating Income As Adjusted	$174	$36	$140	$75	$(27)	$398

Operating Income Margin As Adjusted	12.3%	14.9%	14.4%	19.9%	N/A	13.4%

September 30, 2005
Operating Income As Reported	$20	$36	$117	$83	$(69)	$187

Restructuring Charges	51	--	--	--	1	52
Incremental Regulatory and Compliance	16	--	--	(12)	(5)	(1)
Estimated Mutual Fund Reimbursement	--	--	--	1	--	1
Employee Retention Awards	50	--	10	--	--	60
Other	1	--	--	4	1	6
Stock Option Expense	--	--	--	--	31	31

Adjustments	118	--	10	(7)	28	149

Operating Income As Adjusted	$138	$36	$127	$76	$(41)	$336

Operating Income Margin As Adjusted	10.9%	14.9%	13.5%	20.5%	N/A	12.1%

Reconciliation of the Impact of Non-GAAP Measures on Diluted Earnings Per Share

	First Quarter		Second Quarter		Third Quarter
Income From Continuing Operations		$ 129		$ 160		$ 63
Net Adjustments	$226		$105		$149
Interest Expense Adjustment	--		--		34
Tax Effect	(80)		(41)		(62)

		146		64		121

Income From Continuing Operations, As Adjusted		$ 275		$ 224		$ 184
Discontinued Operation, Net of Tax		5		7		5

Net Income, As Adjusted		$ 280		$ 231		$ 189

Diluted Earnings Per Share From Continuing Operations, As Adjusted		$0.51		$0.42		$0.34

Diluted Earnings Per Share From Net Income, As Adjusted		$0.52		$0.43		$0.35

Please see Notes to the Reconciliation of Non-GAAP Measures on Page 14.

Marsh & McLennan Companies, Inc.
Notes to the Reconciliation of Non-GAAP Measures

Three and Twelve Months Ended December 31, 2005

(a) For the three months and twelve months ended December 31, 2005, market services revenue of $29 million and $119 million, respectively, for Risk and Insurance Services, and $1 million and $5 million, respectively, for the employee benefits business transferred to Mercer, is included in Operating Income As Reported and Operating Income As Adjusted.

(b) Settlement and Other Costs represent expenses incurred in connection certain litigation and related matters.

(c) Incremental regulatory and compliance costs in the risk and insurance services segment include professional services provided by other MMC companies and the inter-company amounts are eliminated in Corporate. The credit in Investment Management relates to insurance recoveries of amounts previously presented as Incremental Regulatory and Compliance costs.

(d) Other primarily reflects costs related to a claim against a letter of credit posted by MMC on behalf of an insurance company previously owned by MMC, accelerated leasehold amortization and the bonus impact on the insurance credit received, partly offset by a gain on the sale of the corporate jet.

(e) Corporate expenses in 2005 include restructuring charges of $49 million related to the consolidation of office space in London, which was recorded in the first quarter of 2005. Because the office space consolidation was driven by MMC to benefit its London operations as a whole, the related charge was recorded in corporate expenses.

(f) Represents estimated costs that Putnam believes will be necessary to address issues relating to the calculation of certain amounts paid by the Putnam mutual funds in previous years. The previous payments were cost reimbursements by the Putnam mutual funds to Putnam for transfer agency services related to defined contribution operations.

(g) In addition to the noteworthy items that impacted operating income, interest expense included a write-off of $7 million of unamortized costs related to the refinancing of the 2004 revolving credit agreement and a $34 million mortgage prepayment charge.

Three and Twelve Months Ended December 31, 2004

(h) For the three and twelve months ended December 31, 2004, market services revenue of $70 million and $521 million, respectively, for Risk and Insurance Services, and $3 million and $20 million, respectively, for the employee benefits business transferred to Mercer, is included in Operating Income As Reported and Operating Income as Adjusted.

(i) Settlement and Other Costs include charges related to the investigation of Marsh by New York regulators and Putnam's settlements with the SEC and State of Massachusetts and a credit for the final insurance settlement related to WTC in Corporate.

(j) In connection with accounting guidance issued by the Institute of Chartered Accountants in the U.K., MMC reassessed its obligation to provide future claims handling and certain administrative services for brokerage clients in the European marketplace. MMC has determined that under certain circumstances it is obligated to provide such services based on its current business practices. MMC recorded a pretax charge to reflect the change in estimated cost to provide these services. This change does not result in any incremental cash outflow for MMC.

(k) The tax effect for the twelve months ended December 31, 2004 reflects non-deductible Putnam settlement, reserve for possible Marsh settlement at 34% tax rate, credit related to insurance settlement at 40% tax rate, service obligation estimate at 30% tax rate and other charges and credit at 35% tax rate.

Marsh & McLennan Companies, Inc. Supplemental Information - Revenue Analysis Segment Reclassifications (Millions) (Unaudited)

Segment Reclassifications and Discontinued Operations

MMC has reclassified prior period reported amounts to reflect organizational changes that affected MMC's reportable segments. The following changes are reflected in the segment data presented below.

     • The transfer of Marsh's U.K. employee benefits business from Insurance Services to Human Resource
       Consulting.
     • The transfer of several consulting businesses, which included business continuity management, mass tort and complex liability mitigation, and data services for the management of insurance, claims and legal data, from Risk
       Consulting & Technology to Insurance Services.
     • The discontinued operations classifications for the U.S. wholesale broking and claims management businesses, which were previously part of Related Insurance Services.

	Three Months Ended				Twelve Months Ended
2005	March 31,	June 30,	Sept. 30,	Dec. 31,	Dec. 31,
Risk and Insurance Services
Insurance Services	$1,232	$1,172	$1,028	$1,135	$4,567
Reinsurance Services	282	192	207	155	836
Risk Capital Holdings	63	54	45	27	189

Total Risk and Insurance Services	1,577	1,418	1,280	1,317	5,592

Risk Consulting & Technology	233	241	242	230	946

Consulting
Human Resource Consulting	676	696	672	664	2,708
Specialty Consulting	210	229	222	248	909

	886	925	894	912	3,617
Reimbursed Expenses	38	47	46	54	185

Total Consulting	924	972	940	966	3,802

Investment Management	398	377	371	360	1,506

Total Operating Segments	3,132	3,008	2,833	2,873	11,846

Corporate Eliminations	(62)	(31)	(54)	(47)	(194)

Total Revenue	$3,070	$2,977	$2,779	$2,826	$11,652

	Three Months Ended				Twelve Months Ended
2004	March 31,	June 30,	Sept. 30,	Dec. 31,	Dec. 31,

Risk and Insurance Services
Insurance Services	$1,478	$1,365	$1,127	$1,196	$5,166
Reinsurance Services	283	211	209	156	859
Risk Capital Holdings	37	40	45	58	180

Total Risk and Insurance Services	1,798	1,616	1,381	1,410	6,205

Risk Consulting & Technology	4	4	196	201	405

Consulting
Human Resource Consulting	688	694	674	648	2,704
Specialty Consulting	180	187	192	215	774

	868	881	866	863	3,478
Reimbursed Expenses	35	40	39	45	159

Total Consulting	903	921	905	908	3,637

Investment Management	450	434	415	411	1,710

Total Operating Segments	3,155	2,975	2,897	2,930	11,957

Corporate Eliminations	(51)	(43)	(52)	(50)	(196)

Total Revenue	$3,104	$2,932	$2,845	$2,880	$11,761

Marsh & McLennan Companies, Inc. Supplemental Information - Consolidated Statements of Income Segment Reclassifications (Millions) (Unaudited)

Segment Reclassifications and Discontinued Operations

MMC has reclassified prior period reported amounts to reflect organizational changes that affected MMC's reportable segments. The following changes are reflected in the segment data presented below.

     • The transfer of Marsh's U.K. employee benefits business from Insurance Services to Human Resource
       Consulting.
     • The transfer of several consulting businesses, which included business continuity management, mass tort and complex liability mitigation, and data services for the management of insurance, claims and legal data, from Risk
       Consulting & Technology to Insurance Services.
     • The discontinued operations classifications for the U.S. wholesale broking and claims management businesses, which were previously part of Related Insurance Services.

	Three Months Ended				Twelve Months Ended
2005	March 31,	June 30,	Sept. 30,	Dec. 31,	Dec. 31,

Operating Income (Loss):
Risk and Insurance Services	$137	$86	$20	$62	$305
Risk Consulting & Technology	37	36	36	15	124
Consulting	110	130	117	94	451
Investment Management	50	71	83	59	263
Corporate	(73)	(30)	(69)	(115)	(287)

	261	293	187	115	856

Interest Income	9	11	13	14	47
Interest Expense	(69)	(73)	(111)	(79)	(332)

Income Before Income Taxes and
Minority Interest, Net of Tax	201	231	89	50	571

Income Taxes	70	69	24	29	192
Minority Interest Expense, Net of Tax	2	2	2	4	10

Income From Continuing Operations	129	160	63	17	369
Discontinued Operations, Net of Tax	5	7	5	18	35

Net Income	$134	$167	$68	$35	$404

Basic Income Per Share-Continuing Operations	$0.24	$0.30	$0.12	$0.03	$0.69

Diluted Income Per Share - Continuing Operations	$0.24	$0.30	$0.11	$0.03	$0.67

	Three Months Ended				Twelve Months Ended
2004	March 31,	June 30,	Sept. 30,	Dec. 31,	Dec. 31,

Operating Income (Loss):
Risk and Insurance Services	$600	$418	$(63)	$(871)	$84
Risk Consulting & Technology	--	--	26	22	48
Consulting	116	138	125	30	409
Investment Management	(26)	99	56	(31)	98
Corporate	72	(36)	(33)	(42)	(39)

	762	619	111	(892)	600

Interest Income	5	4	6	6	21
Interest Expense	(50)	(48)	(55)	(66)	(219)

Income (Loss) Before Income Taxes and
Minority Interest, Net of Tax	717	575	62	(952)	402

Income Taxes	278	188	45	(271)	240
Minority Interest Expense, Net of Tax	--	3	3	2	8

Income (Loss) From Continuing Operations	439	384	14	(683)	154

Discontinued Operations, Net of Tax	7	5	7	3	22

Net Income (Loss)	$446	$389	$21	$(680)	$176

Basic Income (Loss) Per Share-Continuing Operations	$0.84	$0.74	$0.03	$(1.29)	$0.29

Diluted Income (Loss) Per Share - Continuing Operations	$0.82	$0.72	$0.03	$(1.29)	$0.29

Marsh & McLennan Companies, Inc. Supplemental Information - Putnam Assets Under Management (Billions) (Unaudited)
	Dec. 31, 2005	Sept. 30, 2005	June 30, 2005	March 31, 2005	Dec. 31, 2004

Mutual Funds:
Growth Equity	$ 31	$ 32	$ 33	$ 34	$ 38
Value Equity	37	38	39	40	41
Blend Equity	26	26	26	26	28
Fixed Income	32	33	34	35	36

Total Mutual Fund Assets	126	129	132	135	143

Institutional:
Equity	34	33	33	35	40
Fixed Income	29	30	30	29	30

Total Institutional Assets	63	63	63	64	70

Total Ending Assets	$ 189	$ 192	$ 195	$ 199	$ 213

Assets from Non-US Investors	$ 32	$ 33	$ 34	$ 35	$ 38

Average Assets Under Management:
Quarter-to-Date	$ 188	$ 195	$ 196	$ 204	$ 211

Year-to-Date	$ 196	$ 198	$ 200	$ 204	$ 217

Net Redemptions including
Dividends Reinvested:
Quarter-to-Date	$ (6.4)	$ (8.5)	$ (7.1)	$ (9.7)	$ (10.7)

Year-to-Date	$ (31.7)	$ (25.3)	$ (16.8)	$ (9.7)	$ (51.0)

Impact of Market/Performance on Ending
Assets Under Management	$ 2.8	$ 5.6	$ 3.1	$ (4.3)	$ 15.4

Categories of mutual fund assets reflect style designations aligned with Putnam's various prospectuses. All quarter-end assets conform with the current investment mandate for each product.

Marsh & McLennan Companies, Inc. Consolidated Balance Sheets (Millions) (Unaudited)
	December 31, 2005	December 31, 2004
ASSETS
Current assets:
Cash and cash equivalents	$2,020	$1,370
Net receivables	2,730	2,859
Assets of discontinued operations	153	173
Other current assets	205	597

Total current assets	5,108	4,999
Goodwill and intangible assets	7,773	8,055
Fixed assets, net	1,178	1,363
Long-term investments	277	558
Prepaid pension	1,596	1,394
Other assets	1,899	1,968

TOTAL ASSETS	$17,831	$18,337

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Short-term debt	$498	$636
Accounts payable and accrued liabilities	1,831	1,818
Regulatory settlements - current portion	333	394
Accrued compensation and employee benefits	1,413	1,568
Liabilities of discontinued operations	89	46
Accrued income taxes	196	281
Dividends payable	93	--

Total current liabilities	4,453	4,743
Fiduciary liabilities	3,795	4,111
Less - cash and investments held in
a fiduciary capacity	(3,795)	(4,111)

	-	-
Long-term debt	5,044	4,691
Regulatory settlements	348	595
Pension, postretirement and postemployment benefits	1,180	1,326
Other liabilities	1,446	1,926

Total stockholders' equity	5,360	5,056

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$17,831	$18,337